Exhibit 99.1

Ixia Announces Completion of Audit Committee Internal Investigation,

SEC Filings Update, and CFO Transition

CALABASAS, CA — March 04, 2014 – Ixia (Nasdaq: XXIA) announced today that the Audit Committee of Ixia’s Board of Directors (the “Committee”) has completed the internal investigation that was initiated by the Committee as a result of the October 2013 resignation of the company’s former president and chief executive officer. The Committee retained independent counsel and an advisory firm with forensic accounting expertise to assist the Committee in conducting the investigation, which included an email review and performing procedures to assess the company’s recording of certain financial transactions and the corresponding impact on the company’s financial reporting.

Results of Audit Committee Internal Investigation

On February 26, 2014, the Committee completed the investigation and made its findings with respect thereto. The Committee found that, although the company’s former president and chief executive officer (the “Former CEO”) had misstated his academic credentials, age, and early employment history, the investigation did not establish that he engaged in intentional misconduct with respect to the company’s financial results or financial statements. The Committee also concluded that Tom Miller, the company’s former chief financial officer, did not engage in any intentional misconduct. The investigation found, however, an aggressive tone at the top set by the Former CEO, a lack of leadership in terms of tone at the top with respect to the company’s recently resigned chief financial officer, and insufficient resources, controls, and training of relevant personnel with respect to revenue recognition, all of which collectively resulted in certain identified errors in the company’s revenue recognition.

As a result of the investigation and the company’s own internal review, certain errors in the company’s revenue recognition practices that affect the timing of the company’s recognition of revenue for certain prior periods were identified and involve: 1) the inappropriate assessment of certain multiple-element arrangement sales transactions, and 2) an arrangement involving the extension of payment terms beyond the company’s customary terms. As a result of these errors, the company did not properly account for certain transactions, which resulted in the company recognizing revenue earlier than if the company had accounted for such transactions correctly.

The financial statements that are potentially affected by the errors are for each of the quarters in the fiscal year ended December 31, 2012 and the quarters ended March 31, 2013 and June 30, 2013. While the quantification and evaluation of the impact of the errors has not yet been completed, the company preliminarily estimates that its total revenue for each affected period could shift by approximately 0% to 3% from the amount previously reported by the company for such period.

Any correction of these errors will result in a shift of revenues between accounting periods. The errors do not have any impact on the total amount of revenue ultimately recognized by the company and do not reflect a lack of validity of the underlying transactions.

The company is currently proceeding as quickly as possible to complete its quantification and evaluation of the impact of the identified errors on the company’s previously issued financial statements in order to determine whether the company will need to restate financial statements for any prior period(s). The company is also evaluating the identified control deficiencies on the company’s disclosure controls and procedures and internal control over financial reporting. The company expects to disclose in its Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (the “Form 10-K”) that the company’s disclosure controls and procedures were not effective as of December 31, 2013, and that, because of one or more material weaknesses, the company’s internal control over financial reporting also was not then effective. Mr. Miller, the company’s former chief financial officer, submitted his resignation following the conclusion of the investigation and the identification of the above-described errors in the company’s revenue recognition practices and control deficiencies.

SEC Filings Update

As previously reported, the investigation needed to be completed prior to the company’s filing with the Securities and Exchange Commission (the “Commission”) of its Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 (the “Form 10-Q”). As also previously reported, as a result of the delayed filing of the Form 10-Q, the company is not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Rule”), which requires the timely filing of all required periodic financial reports. As announced in the company’s press release issued on January 30, 2014, The Nasdaq Stock Market LLC (“Nasdaq”) granted the company through March 18, 2014 to file the Form 10-Q in order to regain compliance with the Rule. The company is working diligently to complete and file the Form 10-Q as soon as possible and in any event on or about March 18, 2014. If the company cannot file the Form 10-Q on or before March 18, 2014, then the company expects that it will be notified by Nasdaq that the company will be required to request a hearing before a Nasdaq Hearings Panel to remain listed on the Nasdaq Stock Market until the Form 10-Q is filed. Upon receiving any such notification, the company intends to request such a hearing.

On March 4, 2014, the company filed with the Commission a Form 12b-25 Notification of Late Filing relating to the Form 10-K. The company reported in the Form 12b-25, that it was unable to file the 2013 Form 10-K by the prescribed due date of March 3, 2014 without unreasonable effort or expense. As indicated in the Form 12b-25, due to the errors in the company’s revenue recognition practices identified in the investigation and by the company, and due to the company’s need to file the Form 10-Q before filing its Form 10-K, the company requires additional time to complete its consolidated financial statements as of and for the three years ended December 31, 2013, and its assessment of its internal control over financial reporting as of December 31, 2013. The company is currently working to file the Form 10-K as soon as possible. If the Form 10-K is filed on or before March 18, 2014, the filing would be within the extension period of 15 calendar days provided under Rule 12b-25 of the Securities Exchange Act of 1934, as amended. There can be no assurance, however, that the Form 10-K and the audit of the company’s financial statements to be included therein will be completed by that date.

CFO Transition

The company also announced today that, following the completion of the Audit Committee investigation, Tom Miller has resigned as its chief financial officer, effective March 3, 2014. The Board has appointed Brent Novak, the company’s vice president, finance, to also serve as the company’s acting chief financial officer. Novak joined the company in 2004 as senior director, finance, and has served as vice president, finance since 2006. Miller has agreed to continue as an employee of the company for three months following his resignation in order to provide support during the transition period.

“I would like to thank Tom for his service and many contributions to Ixia over the past 14 years,” said Errol Ginsberg, chairman of the board and acting chief executive officer. “As an integral member of the management team, Tom helped the company grow from a small start up to a leader in both the test and visibility markets. We truly appreciate his dedication and commitment and wish him well in his future endeavors.”

“I am pleased that Brent has agreed to become our acting chief financial officer,” continued Ginsberg. “Brent has extensive finance and accounting experience and knowledge of our business. As vice president, finance, he has been responsible for our worldwide financial planning, reporting and tax functions. In his new role, Brent will add to his responsibilities oversight of our accounting operations, revenue recognition, and treasury functions. His experience and strong leadership skills will continue to be of great value to the company going forward.”

The company expects to commence a search for a successor to Mr. Miller and would consider both internal and external candidates.

About Ixia

Ixia develops amazing products so its customers can connect the world. Ixia helps its customers provide an always-on user experience through fast, secure delivery of dynamic, connected technologies and services. Through actionable insights that accelerate and secure application and service delivery, Ixia’s customers benefit from faster time to market, optimized application performance, and higher-quality deployments. Learn more at http://www.ixiacom.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the effect on the company’s financial results and previously issued financial statements of the identified errors in the company’s revenue recognition practices, the identification of the periods potentially affected by such errors and the company’s preliminary estimate of the possible changes in its total revenue for the potentially affected periods, and the expected timing of the company’s filing of the Form 10-Q and 10-K. In some cases, such forward-looking statements can be identified by terms such as may, will, should, expect, plan, believe, estimate, predict, or the like. Such forward-looking statements reflect the current intent, belief, and expectations of our management and are subject to risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that may cause future results to differ materially from our current expectations include, among other things, the outcome of the company’s completion of the quantification and evaluation, of the specific impact of the errors in the company’s revenue recognition practices on the company’s financial results and previously issued financial statements, including the possibility of material adjustments thereto; the risk that the completion and filing of the Form 10-Q and/or 10-K will take longer than expected; and the risk that the company will be unable to file the Form 10-K within the extension period of 15 calendar days provided under Rule 12b-25 of the Exchange Act. All forward-looking statements contained herein are based on information available to the company as of the date hereof, and the company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Financial Contact:

The Blueshirt Group

Maria Riley, Investor Relations

Tel: 415-217-7722